SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): November 24, 1999

                       Sovereign Specialty Chemicals, Inc.
             (Exact name of Registrant as specified in its charter)



      Delaware                      333-39373                 36-4176637
(State of Incorporation)       (Commission File No.)      (IRS Employer Number)




  225 West Washington Street, Suite 2200, Chicago, Illinois            60606
  (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (312) 419-7100

          The undersigned registrant hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 1999 (the "Initial Form 8-K") by deleting the caption "Item 5" and the three paragraphs appearing under that caption in the Initial Form 8-K and inserting the text following this paragraph and set forth below. The newly added text updates the information contained in the Initial Form 8-K. This amendment to the Initial Form 8-K includes as an exhibit (i) a shareholders agreement executed and delivered by Sovereign Specialty Chemicals, Inc. (the "Company") at the closing of the stock purchase by SSCI Investors LLC and (ii) a press release dated January 10, 2000 regarding the closing of the stock purchase.

     Item 1. CHANGES IN CONTROL OF REGISTRANT

          On November 24, 1999, Sovereign Specialty Chemicals, L.P., the parent partnership of the Company, entered into an agreement to sell 75% of its 100% ownership stake in the Company to SSCI Investors LLC ("SSCI"), an entity owned by an investor group led by AEA Investors Inc. ("AEA"), with the remaining 25% of the Company owned by other investors, including the Company's current management team. On December 30, 1999, the transaction was consummated for an aggregate purchase price of approximately $360,000,000 (including the retained equity interest) assuming a balance sheet free of cash and indebtedness. Funding for the purchased stock was provided by equity financing from the investor group owning SSCI. In accordance with the terms of the indenture dated August 1, 1997 governing the Company's 9-1/2% Senior Subordinated Notes due 2007, the Company intends to make a change of control offer to purchase such notes.

          In connection with the stock purchase transaction, the Company, SSCI and certain members of the Company's management entered into a shareholders agreement pursuant to which SSCI has agreed that, prior to the consummation of an underwritten public offering of the Company's common stock, SSCI will vote all shares of common stock owned or controlled by it, and will take all necessary or desirable actions within the control of SSCI to (a) elect Robert B. Covalt a director of the Company and to cause Mr. Covalt to hold the position of Chairman of the Board of the Company for so long as the Covalt Family Group (as defined in the shareholders agreement) owns at least 5% of the outstanding shares of common stock of the Company and (b) cause at least two members of the board of directors to be members of the investor group led by AEA but who are not officers or employees of AEA. The obligation to elect Mr. Covalt to be a director and Chairman of the Board as described above in clause (a) will terminate in certain instances when Mr. Covalt is no longer employed by the Company. The foregoing summary of the shareholders agreement is not complete, and is qualified in its entirety by reference to the full text of the shareholders agreement which has been filed as an exhibit to this current report.

          Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (c)   Exhibits

                   Exhibit 99.1    Shareholders  Agreement,  dated
                                   as of  December  29,  1999,  by  and
                                   among  the  Company,  SSCI  and  the
                                   shareholders  listed on  Schedule  I
                                   thereto.

                   Exhibit 99.2 Press Release of Sovereign Specialty Chemicals, L.P. dated January 10, 2000, regarding sale of ownership stake in the Company.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SOVEREIGN SPECIALTY CHEMICALS, INC.
                                   (registrant)


                                   By: /s/ John R. Mellett
                                       -------------------------------
                                            John R. Mellett
                                            Vice President and
                                            Chief Financial Officer

Dated:  January 13, 2000